UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): January 5, 2012

JUHL WIND, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141010	20-4947667
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1502 17th St SE
Pipestone, Minnesota	56164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (507) 777-4310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

JUHL WIND, INC.

Item 8.01         Other Events

On January 5, 2012, Juhl Wind, Inc. (the “Company”) announced a mandatory exchange (the “Exchange”) of all of its common stock certificates, representing shares of its common stock, par value $0.001, with CUSIP number 48131M102. The Exchange shall take effect at the open of business on January 13, 2012 (the “Effective Date”).  The Exchange will be made on a one-for-one basis. As a result of the Exchange, each common stock certificate with CUSIP number 48131M102 will be exchanged for a common stock certificate with CUSIP number 48131M201. There is no change in shareholder rights; each holder’s number of shares of common stock will remain the same.  No new stock certificates will be issued to a shareholder until the shareholder has surrendered the old stock certificate.

All shareholders of record, as of January 5, 2012, are being provided written notice of the Exchange at the address of record for such shareholder on file with the transfer agent, which provides detailed instruction regarding the process of the Exchange.

A copy of the press release concerning the Exchange is attached hereto as Exhibit 99.1 hereto.

The information in Item 8.01 of this Report, including the information contained in Exhibit 99.1, shall be deemed "furnished" and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01         Financial Statements and Exhibits

(d)           Exhibits:

No.	Description
99.1	Juhl Wind, Inc., Press Release, dated January 5, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 5, 2012	JUHL WIND, INC.

	By:	/s/ John Mitola
John Mitola
President